Exhibit 10.2

NONQUALIFIED STOCK OPTION AWARD AGREEMENT
FOR EMPLOYEES

Tuesday Morning Corporation
2014 Long-Term Incentive Plan

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”) is entered into between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and                                  (the “Participant”).  The Board of Directors of the Company has adopted, and the stockholders of the Company have approved, the Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety.  The Company has agreed to grant the Participant this option to purchase shares of common stock of the Company as an inducement for the Participant’s continued and effective performance of services for the Company.  Any term used in this Agreement that is not specifically defined herein shall have the meaning specified in the Plan.

IT IS AGREED:

1.                                      Grant of Option. Subject to the terms of the Plan and this Agreement, on                    (the “Date of Grant”), the Company granted to the Participant an option (the “Option”) to purchase                          shares of the common stock of the Company, $.01 par value per share (“Common Stock”), at a price of $             per share (the “Option Price”), subject to adjustment as provided in the Plan.

2.                                      Type of Option.  The Option is a nonqualified stock option which is not intended to be governed by section 422 of the Code.

3.                                      Participant’s Agreement.  In accepting the Option, the Participant accepts and agrees to be bound by all the terms and conditions of the Plan which pertain to nonqualified stock options granted under the Plan.

4.                                      Vesting of Option.  Subject to the provisions hereof and the provisions of the Plan, the Option will vest and become exercisable as follows:

(a)                                 Except as otherwise provided in this Section 4, the Option will vest and become exercisable in accordance with the following schedule:

(i)                                     on                       , the Option will vest with respect to, and may be exercised for up to, one-quarter (25%) of the shares of Common Stock subject to the Option;

(ii)                                  on                       , the Option will vest with respect to, and may be exercised for up to, one-quarter (25%) of the shares of Common Stock subject to the Option;

(iii)                               on                       , the Option will vest with respect to, and may be exercised for up to, one-quarter (25%) of the shares of Common Stock subject to the Option; and

(iv)                              on                       , the Option will vest with respect to, and may be exercised for up to, one-quarter (25%) of the shares of Common Stock subject to the Option.

To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

(b)                                 Notwithstanding any provision of this Section 4 to the contrary, in the event of the Participant’s Termination of Service due to the Participant’s death or Total and Permanent Disability before a date provided in subsection (a), then all of the shares of Common Stock subject to the Option which have not yet vested will vest and become exercisable on the date of the Participant’s death or Total and Permanent Disability.

(c)                                  Notwithstanding any provisions of this Section 4 to the contrary, in the event a Change in Control occurs prior to the date of the Participant’s Termination of Service, then all of the shares of Common Stock subject to the Option which have not yet vested will vest and become exercisable on the date of such Change in Control.

5.                                      Manner of Exercise.

(a)                                 To the extent that the Option is vested and exercisable in accordance with Section 4 of this Agreement, the Option may be exercised by the Participant at any time, or from time to time, in whole or in part, on or prior to the termination of the Option (as set forth in Sections 4 and 6 of this Agreement) upon payment of the Option Price for the shares to be acquired in accordance with the terms and conditions of this Agreement and the Plan.

(b)                                 If the Participant is entitled to exercise the vested and exercisable portion of the Option, and wishes to do so, in whole or part, the Participant shall (i) deliver to the Company a fully completed notice of exercise, in a form as may hereinafter be designated by the Company in its sole discretion, specifying the exercise date (which shall be at least three (3) days after giving such notice unless an earlier time is mutually agreed upon) and the number of shares of Common Stock to be purchased pursuant to such exercise and (ii) remit to the Company in a form satisfactory to the Company, in its sole discretion, the Option Price for the shares of Common Stock to be acquired on exercise of the Option, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company) in accordance with the provisions of Section 7 of this Agreement and Section 15.7 of the Plan.

(c)                                  The Company’s obligation to deliver shares of Common Stock to the Participant under this Agreement is subject to and conditioned upon the Participant satisfying all tax obligations associated with the Participant’s receipt, holding and exercise of the Option.  Unless otherwise approved by the Committee, all such tax obligations shall be payable in accordance with the provisions of Section 7 of this Agreement and Section 15.7 of the Plan.  The Company and its Subsidiaries, as applicable, shall be entitled to deduct from any compensation otherwise due to the Participant the amount necessary to satisfy all such taxes.

(d)                                 Upon full payment of the Option Price and satisfaction of all applicable tax obligations, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Agreement, the Company shall electronically register the shares of Common Stock purchased hereunder in the Participant’s name (or the name of the person exercising the Option in the event of the Participant’s death ) but shall not issue certificates to the Participant (or the person exercising the Option in the event of the Participant’s death) unless the Participant (or such other person) requests delivery of a certificate as described in Section 8.3(b) of the Plan.

6.                                      Termination of Option.  Except as otherwise provided in Section 4 of this Agreement, unless the Option terminates earlier as provided in this Section 6, the Option shall terminate and become null and void on the tenth anniversary of the Date of Grant (the “Option General Expiration Date”).  Except as otherwise provided in Section 4 of this Agreement, if the Participant incurs a Termination of Service for any reason, the Option shall not continue to vest after such Termination of Service.

(a)                                 If the Participant incurs a Termination of Service due to the Participant’s death or Total and Permanent Disability, the Option shall remain exercisable for, and shall otherwise terminate and become null and void at the end of, a period of one year from the date of such death or Total and Permanent Disability, but in no event after the Option General Expiration Date.

(b)                                 If the Participant incurs a Termination of Service upon the occurrence of the Participant’s Retirement, (i) the portion of the Option that was exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate and become null and void at the end of, a period of up to three years after the date of Retirement, but in no event after (x) the Option General Expiration Date or (y) the day before the date the Participant begins engaging in Competition (as that term is defined in Section 22) during such three-year period, unless he or she receives written consent to do so from the Board or the Committee, and (ii) the portion of the Option that was not exercisable on the date of Retirement shall be forfeited and become null and void immediately upon such Retirement.

(c)                                  If the Participant incurs a Termination of Service due to Cause, all of the Option shall be forfeited and become null and void immediately upon such Termination of Service, whether or not then exercisable.  For purposes of this Section 6(c) the term “Cause” means the occurrence of one of the following events:  (i) commission of fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate, (ii) disclosure of trade secrets of the Company or an Affiliate, or (iii) violation of the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Participant is a party.

(d)                                 If the Participant incurs a Termination of Service for any reason other than death, Total and Permanent Disability, Retirement or Cause, (i) the portion of the Option that was exercisable on the date of such Termination of Service shall remain exercisable for, and shall otherwise terminate and become null and void at the end of, a period of up to 90-days after the date of such Termination of Service, but in no event after (x) the Option General Expiration Date or (y) the day before the date the Participant begins engaging in Competition during such 90-day period, unless he or she receives written consent to do so from the Board or the

Committee, and (ii) the portion of the Option that was not exercisable on the date of such Termination of Service shall be forfeited and become null and void immediately upon such Termination of Service.  In the event the Participant has entered into an employment contract with the Company, the termination provisions of the employment contract will supersede the terms stated in Section 6(d) herein.

(e)                                  Upon the death of the Participant prior to the expiration of the Option, the Participant’s executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option, to exercise the Option with respect to the number of shares of Common Stock that the Participant would have been entitled to exercise if he or she were still alive.

7.                                      Tax Withholding.  The Company or, if applicable, any Subsidiary (for purposes of this Section 7, the term “Company” shall be deemed to include any applicable Subsidiary), shall be entitled to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect the receipt of the Option, this Agreement, the vesting of the Option or the exercise of the Option.  Alternatively, the Company may require the Participant (or other person validly exercising the Option) to pay such sums for taxes directly to the Company in cash or by check within one (1) day after the date of vesting or exercise of the Option, as applicable.  Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock.  Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c).

8.                                      Capital Adjustments and Reorganizations. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

9.                                      Employment Relationship. For purposes of this Agreement, the Participant shall be considered to be in the employment of the Company as long as the Participant has an employment relationship with the Company.  The Committee shall determine any questions as to whether and when there has been a Termination of Service, and the cause of such Termination of Service, under the Plan, and the Committee’s determination shall be final and binding on all persons.

10.                               No Fractional Shares.  All provisions of this Agreement concern whole shares of Common Stock.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

11.                               Limit of Liability.  Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits or taxes) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan, this Agreement or the Option.

12.                               Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Participant and the Company, its Subsidiaries or any of its Affiliates or guarantee the right to remain employed by the Company, its Subsidiaries or any of its Affiliates for any specified term.

13.                               No Rights As Stockholder.  The Participant shall not have any rights as a stockholder with respect to any shares of Common Stock covered by the Option until the date of the registration or issuance of such shares following the Participant’s exercise of the Option pursuant to its terms and conditions and payment of all amounts for and with respect to the shares of Common Stock.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date a certificate or certificates are issued for such shares or an uncertificated book-entry representing such shares is made.

14.                               Legend.  The Participant consents to the placing on the certificate for any shares covered by the Option of an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

15.                               Notices.  Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address to the attention of the Vice President, Tax and to the Participant at the Participant’s residential address as it appears on the books and records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

16.                               Amendment and Waiver. Except as otherwise provided herein or in the Plan, or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed, or an electronic agreement agreed to, by the Company and the Participant.  Only a written instrument executed and delivered by, or an electronic agreement agreed to by, the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than the Participant.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any condition, or the breach of any other term of condition.

17.                               Dispute Resolution.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.

18.                               Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

19.                               Transfer Restrictions. The shares of Common Stock subject to the Option granted hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  The Participant also agrees (a) that the Company may refuse to cause the transfer of shares of Common Stock subject to the Option to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the shares of Common Stock subject to the Option.

20.                               Successors and Assigns.  This Agreement shall, except as herein stated to the contrary, inure to the benefit of and bind the legal representatives, successors and assigns of the parties hereto.

21.                               Option Transfer Prohibitions.  Except as otherwise authorized by the Committee, the Option granted to the Participant under this Agreement shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

22.                               Definition.  Unless the context reasonably requires a broader, narrower or different meaning, “Competition” means the Participant engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the

Participant’s name to be used in connection with the activities of any other business or organization which competes, directly or indirectly, with the business of the Company as the same shall be constituted at any time during the period the Participant was employed by or affiliated with the Company.

23.                               Acceptance.  The Participant, by his or her acceptance of the Option, agrees to be bound by all of the terms and conditions of this Agreement and the Plan.